UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

ZAGG INC
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 29, 2013, the Board of Directors of ZAGG Inc (the “Company”) amended the Company’s Code of Business Conduct and Ethics (the “Code”). The amendments to the Code include: (a) a Board approval requirement to any pledge of the Company’s securities by any executive officer or director of the Company, (b) a Board approval and waiver requirement of any transaction between an executive officer or director of the Company, or any of their respective affiliates, and another executive officer or director of the Company, or any of their respective affiliates, and (c) with respect to executive officers and directors, a requirement that any questions as to whether a relationship or course of conduct constitutes a conflict of interest be submitted to the Nominating and Governance Committee of the Company’s Board of Directors, which will then provide a recommendation to the Company’s Board of Directors.  The Code, as amended, is effective as of October 29, 2013.  The foregoing summary of the amendment to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code furnished as Exhibit 14.1 hereto and incorporated by reference herein. The Code also is available on the Company’s website at www.ZAGG.com.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

14.1	Code of Business Conduct and Ethics, effective as of October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: October 30, 2013	By:	/s/ Brandon T. O’Brien
Name: Brandon T. O’Brien
Its: Chief Financial Officer

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